UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2018

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On April 16, 2018, the Board of Directors (the “Board”) of The Estée Lauder Companies Inc. (the “Company”) increased its size to seventeen (17) members and elected each of Jennifer Hyman and Jennifer Tejada as (i) a member of the Board and (ii) a member of the Audit Committee, in each case effective as of April 16, 2018.  The Board determined that each of Ms. Hyman and Ms. Tejada is “independent” pursuant to NYSE rules and the Company’s Independent Director Standards, and that each individual meets the additional independence criteria for Audit Committee membership.

Ms. Hyman, 37, is the Co-Founder and Chief Executive Officer of Rent the Runway, Inc., which rents designer apparel and accessories to women, both on-demand and through its subscription service, and has established designer rental as a utility in women’s everyday lives.  Ms. Tejada, 47, is the Chief Executive Officer of PagerDuty, Inc., a digital operations management platform for businesses.  As non-employee directors, Ms. Hyman and Ms. Tejada will be compensated for their services in the manner described under “Director Compensation” in the Company’s Proxy Statement dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: April 16, 2018	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President,
Deputy General Counsel and Secretary